CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
BRACKETS, HAD BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                                                    Exhibit 10.7

                                              CONCUR AGREEMENT NUMBER___________


                           CONCUR TECHNOLOGIES, INC.
                           VOLUME LICENSE AGREEMENT
                           (Employee-Based Pricing)


Volume License Agreement (the "Agreement") made this 12th day of August, 1999,
                                                     ----        ------
(the "Agreement Date") by and between Concur Technologies, Inc. ("Concur") and TriNet VCO ("Customer").
----------

In consideration of the license fee paid by Customer to Concur and of the mutual covenants and conditions set forth herein, the parties agree as follows:

DEFINITIONS:

"CustomerOne Services" means the technical support and related services provided
---------------------
by Concur for the Licensed Programs as set forth in Section 5.1 and Exhibit B.

"Documentation" means technical manuals and other documentation relating to the
 -------------
operation and use of the Licensed Programs which are delivered with the respective Licensed Programs.

"Licensed Programs" means the Concur Software and the Third Party Software.
 -----------------

"Concur Software" means object code versions of the software programs developed
 ---------------
by or for Concur and described in Exhibit A including any accompanying Documentation, and also including all Updates thereto which may be provided to Customer by Concur pursuant to the terms of Section 5.

"Third Party Software" means the object code versions of the third party
 --------------------
software programs described in Exhibit A, including any accompanying Documentation, and including all Updates thereto which may be provided to Customer by Concur pursuant to the terms of Section 5.

"Updates" means one (1) copy of all published revisions and corrections to the
 ------
Documentation and one (1) copy of corrections and new releases of the Licensed Programs that are generally made available at no additional cost to Concur's customers who have ordered CustomerOne Services for the relevant time period. Updates shall not include any options or future products which Concur or third party vendors license separately, including any specific applications within the EmployeeDesktop suite that have not been licensed by Customer under this Agreement, as referenced in Exhibit A hereto. For example, if Customer is licensing XMS with EmployeeDesktop, payment of CustomerOne fees for XMS does not entitle Customer to use CompanyStore without payment of additional license and CustomerOne fees.

1.   LICENSE

1.1 Concur hereby grants to Customer, subject to the terms and conditions of this Agreement and payment of the license fees set forth in Exhibit A, a fully-paid, non-exclusive license without right of sublicense (the "License") to use the Licensed Programs solely for Customer's own internal data processing operations.

     The parties have agreed not to account for the actual number of users of the Licensed Programs within Customer's organization, but that the license and maintenance fees shall be proportionate to the total number of Customer employees, as published in Customer's annual report (or other reliable data source). Customer shall not permit any third party to use the Licensed Programs except as specifically authorized in writing by Concur.

1.2 Customer may not copy any Licensed Programs, or any portion thereof, except to (a) make one copy solely for backup or archival purposes; or (b) transfer the Licensed Programs to a single hard disk provided Customer keeps the original solely for backup or archival purposes. Customer agrees to reproduce on each copy the copyright and other proprietary notices provided on the Master Disk(s) and the Documentation. Customer may not market rent, lease, or relicense the Licensed Programs or use the Licensed Programs for third party training, commercial timesharing, or service bureau use.

1.3 Customer is authorized to use the Licensed Programs on a back-up computer, at no additional charge, when its primary computer is temporarily inoperable until operable status is restored and processing on the back-up computer is completed. In addition, Customer may install the Licensed Programs on a nonproduction test computer, at Customer's disaster recovery site, for a period not to exceed thirty (30) days per year, solely to recreate Customer's production environment for disaster recovery testing. Customer expressly agrees that it shall neither apply nor benefit from the functionality of the Licensed Programs under such disaster recovery testing, except in the case of disaster.

1.4 Customer agrees not to alter, merge, modify or adapt the Licensed Programs or the Documentation in any way or remove or obscure Concur's copyright or trademark notices. In particular, Customer agrees not to cause or permit the disassembly, decompilation, or reverse engineering of any Licensed Program. In jurisdictions where a right to reverse engineer is provided by law unless information is available about products in order to achieve interoperability, functional compatibility, or similar objectives, Customer agrees to submit a detailed written proposal to Concur concerning Customer's information needs before engaging in reverse engineering.

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1.5  Other Concur products and/or run time versions of Third Party Software, may be embedded in or delivered with the Licensed Programs under this Agreement ("Embedded Programs"). Customer's right to use any Embedded Programs shall be limited to use necessary to implement the Licensed Programs it has licensed. Customer shall have no right to use such Embedded Programs other than as necessary for the licensed ordinary use of the Licensed Programs.

2.   OWNERSHIP

2.1 Concur is the owner of, or has the rights to distribute, all of the software components of the Licensed Programs, all copies of the Licensed Programs, the forms generated by the Licensed Programs and the Documentation for the Licensed Programs. The Licensed Programs and the Documentation are also protected under applicable copyright laws and Customer's right to use the Licensed Programs and the Documentation is limited to the terms and conditions set forth in this Agreement. Any use of the Licensed Programs by the U.S. government is subject to "restricted rights" as that term is defined in FAR 52.227-19(c)(2) or DFAR 252.227.7013(c)(1) (if used in a defense related agency). Customer does not acquire any rights, express or implied, in the Licensed Programs, other than those specified in this Agreement

3.   LIMITED WARRANTY AND LIMITATION OF REMEDIES

3.1  Warranties

A.   Licensed Programs

     Concur warrants that (i) each Licensed Program will perform in all material respects in accordance with the Documentation for a period of ninety (90) days from the date of delivery of such Licensed Program to Customer, and
     (ii) each Licensed Program will not, as a result of the date change from December 31, 1999 to January 1, 2000 fail to perform in all material respects in accordance with the Documentation in the year 2000 and beyond.

     Concur will not in any way be responsible for the Year 2000 Compliance of the email systems, database systems, operating systems, browsers or any other system or application (including any data extract files Concur may create for Customer based on specifications provided by Customer) with which the Licensed Programs interact, interface or exchange data but which are not delivered by Concur as part of the Licensed Programs ("Non-Concur Applications"); and (b) Concur is not responsible for any Year 2000-related problems or compatibility problems resulting from the use of any of the Licensed Programs (i) with any Non-Concur Applications that were not listed in the supported configurations for the specific version of our Licensed Programs licensed by Customer or (ii) that have been customized or altered without the written approval of Concur. In addition, it is not Concur's responsibility to ensure that Year 2000 Compliant versions of Customer's Non-Concur Applications are compatible with the Licensed Programs.

     Concur further warrants that the Licensed Programs do not contain any time bombs, usage authorization codes, or other codes or programming devices that may be used to access, modify, delete, damage, deactivate or disable the Licensed Programs. The foregoing will not be deemed to prohibit or limit Concur in any way from including features in the Licensed Programs which restrict unlicensed use.

B.   Media

     Concur warrants that the Master Disk provided by Concur will be free from defects in materials and workmanship under normal use for a period of ninety (90) days from the date of delivery of the Master Disk to Customer.

C.   Services

     Concur warrants that its CustomerOne Services and consulting services will be performed consistent with generally accepted industry standards. This warranty shall be valid for ninety (90) days from performance of service.

3.2  Limitations of Warranty

     The warranties above are the sole warranties provided by Concur. To be covered by these limited warranties, Customer must provide Concur with written notice of the breach of warranty within the applicable warranty period. Please do not return any defective Master Disks until you have called Concur's technical service support group and received a return authorization number ("RMA"). The warranties do not apply if a Master Disk has been damaged by misuse, or abuse or if a Licensed Program error is caused, in whole or in part by the failure of any hardware or other equipment to function in accordance with the specifications of the applicable manufacturer. CONCUR SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE LICENSED PROGRAMS, THE MEDIA, THE CUSTOMERONE SERVICES AND CONSULTING SERVICES. In no event does Concur warrant that the LICENSED PROGRAMS, related Documentation, or services will satisfy Customer's requirements, be without errors, or that all Licensed Program errors will be corrected, or that the operation of the LICENSED PROGRAMS will be uninterrupted.

3.3  Exclusive Remedies

     Customer's exclusive remedy, and Concur's entire liability for any breach of warranty, shall be:

A.   For Licensed Programs

     At the option of Concur, either correction of the error that caused the breach of warranty, or refund of the

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                           CONCUR TECHNOLOGIES, INC.                      Page 2
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

     license fees paid to Concur for the non-performing Licensed Program.

B.   For Media

     Concur will replace the defective materials unless the Master Disks have been damaged by misuse or abuse.

C.   For Services

     At the option of Concur, either the reperformance of the services, or refund the fees paid to Concur for the unsatisfactory services.

4.   LIMITATION OF LIABILITY AND DAMAGES

4.1 NEITHER PARTY (INCLUDING CONCUR'S THIRD PARTY SOFTWARE PROVIDERS) WILL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR THIRD PARTY DAMAGES (INCLUDING LOST PROFITS OR SAVINGS, BUSINESS INTERRUPTION, LOSS OF DATA, OR SIMILAR CLAIMS), WHETHER IN AN ACTION IN CONTRACT OR IN TORT, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. The limitation of liability set forth in this Section shall not be applicable to claims by Concur for Customer's breach of the scope of the license rights under Section 1.

4.2 To the maximum extent permitted by law, Concur's total liability under this Agreement, for whatever cause other than bodily injury, whether in an action in contract or in tort, will be limited to the actual license fees paid by Customer under this Agreement, and if such liability results from Customer's use of the Licensed Programs or from services provided by or on behalf of Concur, such liability will be limited to the actual fees paid by Customer for the relevant Licensed Program or services giving rise to the liability. The limitation of liability set forth in this Section shall not be applicable to claims of infringement under Section 9.

4.3 The parties acknowledge that this Agreement allocates the risks between Concur and Customer and that the fees reflect the limited warranties, limitation of liability, and allocation of risk under this Agreement. Customer further acknowledges that the pricing and terms of this Agreement would have been different had there been a different allocation of risk.

4.4 The parties acknowledge and agree that the limitations specified in this Section will survive and apply even if any remedy provided in this Agreement is determined to have failed of its essential purpose.

5.   CUSTOMERONE, CONSULTING AND TRAINING SERVICES

5.1 CustomerOne Services will be provided to customer only under the terms of Concur's CustomerOne policies (including applicable fees) in effect on the date customer support is rendered. Concur's current policies for its CustomerOne Services are set forth in Exhibit B attached to this Agreement. Reinstatement of lapsed CustomerOne Services is subject to Concur's CustomerOne reinstatement fees in effect on the date CustomerOne Services are reordered.

5.2 Concur will provide consulting and training services agreed to by the Parties in writing under the terms of this Agreement. All consulting services shall be billed on a time and materials basis unless the parties expressly agree otherwise in writing. Any consulting or training services acquired from Concur shall be bid separately from the Licensed Programs and Customer may acquire either Licensed Programs or consulting services without acquiring the other. Any training services provided by Concur shall be subject to reasonable cancellation charges as follows: Written notice of cancellation of any scheduled training classes must be received at least fifteen (15) days prior to the first scheduled day of class or Customer will be responsible for the full amount that would have been charged to Customer for such class. For any on-site services requested in writing by Customer, Customer shall reimburse Concur for reasonable, actual travel and out-of-pocket expenses incurred.

5.3 Any ideas, know-how, or techniques which may be developed by Concur under this Agreement, including any enhancements or modifications made to Concur's Licensed Programs (collectively, "Developments"), shall be the property of Concur. Concur may in its sole discretion develop, use, market, and license any software or data processing material that is similar or related to that which was developed by Concur for Customer. Concur shall not be required to disclose information concerning any Developments which Concur deems to be proprietary or confidential. Concur hereby grants to Customer all rights to the Developments except for commercialization of the Developments. Such rights shall include, but not be limited to, the right to use, modify, adapt, copy and distribute (internally to Customer) such Developments.

5.4 Customer acknowledges that Concur has extensive expertise, experience, and proprietary products and tools in the area of operational cost (specifically, travel and entertainment expenses and costs associated with the procurement and human resources processes) management, processing and automation, and that Concur intends to utilize such expertise, experience, products and tools in providing consulting services and other services in such field to other clients. Subject to Concur's compliance with the confidentiality provisions stated herein, nothing in this Agreement shall restrict or limit Concur from performing such development. consulting or other services to any other entity in any industry. Customer agrees that, except as otherwise agreed in this Agreement, Concur and its employees may provide consulting services similar in nature to the services provided hereunder for any third parties both during and after the term of this Agreement.

5.5 Customer and Concur agree to cooperate in good faith to achieve completion of the Services in a timely and professional manner. Customer understands and agrees that Concur's provision of the consulting services may

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REV060399                       CONCUR TECHNOLOGIES, INC.                      Page 3
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

     depend on completion of certain Customer tasks or adherence to customer schedules within Customer's control; consequently, the schedule for completion of the consulting services or any portion thereof may require adjustments or changes in the event such Customer tasks or schedules change or are modified or are not completed as anticipated. Concur shall bear no liability or otherwise be responsible for delays in the provision of consulting services or any portion thereof occasioned by Customer's failure timely to complete a Customer task or adhere to a Customer schedule.

6.   PAYMENT AND TAXES

6.1 Payment of license fees shall be due thirty (30) days after delivery of the Licensed Programs. All other fees, including fees for CustomerOne Services which are payable in advance of the applicable Support Period, shall be paid within thirty (30) days of Customer receipt of a proper invoice. Customer acknowledges and agrees that Concur may assign the right to receive payments due under this Agreement, to a third party for the purpose of financing and/or leasing such payments. If Customer's procedures require that an invoice be submitted against a purchase order before payments can be made, Customer will be responsible for issuing the purchase order at the time of order. Customer agrees to pay applicable media and shipping charges. Customer shall pay all applicable shipping charges and any federal, state, or local excise, sales, use or other taxes (except taxes based on Concur's net income) imposed in respect of the License granted hereunder or otherwise arising out of this Agreement. In the event that Concur is required to pay any such tax, Customer shall promptly reimburse Concur for the same. Customer shall reimburse Concur for all reasonable travel and out-of-pocket expenses incurred by Concur in rendering any services. Customer acknowledges that Concur will not commence implementation or consulting services until Customer's first scheduled license fee payment under this Agreement (whether such scheduled payment represents the total license fees set forth in Exhibit A or a portion thereof) has been paid by Customer. If past due amounts owing from Customer are not paid within thirty (30) days (i) the unpaid amount shall bear interest at the rate of 1% per month, and (ii) Concur will have the right to terminate this Agreement upon thirty (30) days written notice to Customer. Customer shall reimburse Concur for all reasonable costs incurred (including reasonable attorneys' fees) in collecting past due amounts.

7.   EXPORT RESTRICTIONS

7.1 Customer agrees to comply fully with all relevant export laws and regulations of the United States ("Export Laws") to ensure that neither the Licensed Programs nor any direct product thereof are (i) exported directly or indirectly, in violation of Export Laws; or (ii) intended to be used for any purposes prohibited by the Export Laws, including without limitation, nuclear, chemical, or biological weapons proliferation. If a Licensed Program has been rightfully obtained by Customer outside of the United States, Customer agrees not to re-export such Licensed Program or any related technical information except as permitted by the laws and regulations of the United States and those of the jurisdiction in which Customer obtained such Licensed Programs.

8.   TERM AND TERMINATION

8.1 This Agreement remains effective until terminated. Customer can terminate this Agreement at any other time upon returning the Master Disk to Concur and destroying all the copies of the Licensed Programs in any form in Customer's possession. This License will also terminate if Customer fails to comply with any material term or condition of this Agreement and such breach is not cured within thirty (30) days following written notice from Concur specifying such breach. This Agreement will terminate automatically upon any transfer of a copy of the Licensed Programs by Customer other than as permitted by this Agreement. The parties rights and obligations under Sections 2, 3.2, 4, 6, 7, 8.1, 9, 10, 11, and 12 shall survive termination of this Agreement. In the event of a termination of this Agreement for any reason, Customer shall be obligated to pay Concur for any authorized work performed and authorized expenses incurred through the date of the termination.

8.2 In the event of a termination of this Agreement, and in addition to any other rights or remedies available to Concur, Customer shall promptly return to Concur the Master Disk and destroy all copies of the Licensed Programs in any form in Customer's possession. Within two (2) weeks after any termination, Customer shall certify in writing to Concur that it has destroyed any and all copies of the Licensed Programs in Customer's possession. Except as provided in Section 3, Customer shall not be entitled to a refund of any portion of the license fee upon termination of this Agreement.

9.   INDEMNIFICATION FOR INFRINGEMENT

9.1 Concur warrants to Customer that the Licensed Programs do not infringe any patent issued in the United States or a European Union country, or any trade secret, copyright, or other proprietary rights. As Customer's exclusive remedy for breach of this warranty and Concur's entire liability for infringement, Concur agrees to indemnify and hold Customer harmless with respect to any suit, claim, or proceeding brought against Customer alleging that Customer's permitted use of the Licensed Programs under this Agreement constitutes an infringement of any patent issued in the United States or a European Union country, or any trade secret, copyright or other proprietary right. Concur shall defend Customer against any such suit, claim, or proceeding, and pay all litigation costs and reasonable attorneys' fees incurred in connection with such suit, claim or proceeding, and all settlement payments and damages awarded therein, provided that Concur is notified in writing within thirty (30) days of any such suit, claim or proceeding, Customer tenders the control of any such claim or proceeding to Concur, and Customer cooperates with Concur in the defense or settlement of same.

9.2 Upon notice of alleged infringement or if in Concur's opinion such a claim is likely, Concur shall have the

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                           CONCUR TECHNOLOGIES, INC.                      Page 4
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     right, at its option and expense, either: (a) to procure for Customer the right to continue using the Licensed Programs; or (b) to replace or modify the Licensed Programs so that they provide substantially the same, or greater, functionality and performance than the infringing Licensed
     Program, but are no longer subject to a claim or infringement. If, in Concur's opinion, none of the options above are reasonably available, Customer's sole and exclusive remedy shall be to return the infringing Licensed Programs to Concur in exchange for a refund of the price that Customer paid to Concur for such Licensed Programs, less reasonable amortization pro-rated over a forty-eight (48) month term from the date the infringing Licensed Programs are shipped to Customer. Concur shall not have any obligation under this Section: (a) to the extent the claim arises from a modification of the Licensed Program other than by or on behalf of Concur or from Customer's use of the Licensed Program in combination with other non-Concur software, equipment or devices; (b) if Concur has provided Customer with a non-infringing version of the Licensed Programs (that provide substantially the same, or greater, functionality and performance than the infringing Licensed Program) and Customer does not promptly replace all copies of the infringing version of the Licensed Programs with the non-infringing version; or (c) the use of any version of a Licensed Program other than the most recent version of that Licensed Program, to the extent that Customer's liability for such infringement claim would have been avoided by the use of said most recent version.

10.  CONFIDENTIALITY

10.1 By virtue of this Agreement, Concur and Customer may have access to information that is confidential to one another ("Confidential Information"). Confidential Information shall be limited to the Licensed Programs, the results of any benchmark testing of the Licensed Programs (both of the foregoing are trade secrets of Concur), the terms and pricing under this Agreement and all information clearly identified as confidential. A party's Confidential Information shall not include information that: (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was rightfully in the possession of the other party or was known by it prior to its disclosure; (c) is independently developed by the receiving party without use of any Confidential Information of the other party; or (d) was or is provided by the disclosing party to third parties without restriction on disclosure.

10.2 The parties (including their respective employees and agents) agree to hold each other's Confidential Information in confidence during the term of this Agreement and for two (2) years thereafter. The parties further agree, unless required by law or by court order, not to disclose or make any Confidential Information of the other party available in any form to any third party or to use it for any purpose other than the implementation of this Agreement. Customer will not permit anyone except Authorized Users to have access to the Licensed Programs.

11.  RIGHT TO AUDIT

11.1 Concur may from time to time request Customer to provide a certification signed by a duly authorized representative of Customer verifying the total number of persons employed by Customer.

12.  GENERAL TERMS

12.1 This Agreement is governed by the laws of the State of Washington, excluding those laws that direct the application of the laws of another jurisdiction. The parties agree that this Agreement shall not be governed by the 1980 U.N. Convention on Contracts for the International Sale of Goods and that English is the governing language of this Agreement. The parties hereby irrevocably consent to the personal jurisdiction of the federal and state courts sitting in King County in the State of Washington, and to service of process within or without Washington by certified mail requiring a signed receipt, and the parties agree that any court action relating to the enforcement of any arbitration award or judgment or seeking injunctive or other equitable relief, shall be brought in such courts.

12.2 All controversies or claims arising out of or relating to this Agreement shall be resolved in accordance with the terms and conditions set forth in this Section. First, the parties will attempt in good faith to resolve each controversy or claim within sixty (60) days by negotiations between senior executives of the parties who have settlement authority and who do not have direct responsibility for the administration of this Agreement. The disputing party shall give the other party written notice of the controversy or claim in accordance with the notice provision of this Agreement. The other party shall submit a response within twenty (20) days after receiving said notice. The notice and response shall include (a) a summary of the party's position and a summary of the evidence and arguments supporting its position, and (b) the name of the executive who will represent the party. The executives shall meet at a mutually acceptable time and place within thirty (30) days of the disputing party's notice and thereafter as often as they deem reasonably necessary to resolve the controversy or claim. Concur and Customer agree that all negotiations conducted pursuant to this Section are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

     If the controversy or claim has not been resolved within sixty (60) days of the disputing party's notice, the controversy or claim will be resolved through binding arbitration conducted in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") then in effect. If Customer initiates arbitration, the arbitration proceeding will be held in King County in the State of Washington and if Concur initiates arbitration, the arbitration proceeding will be held in the city of the federal district courthouse closest to Customer's principal place of business. The parties agree that service of any notices in the course of such arbitration at their respective addresses as provided in Section 12.4 shall be valid and sufficient. All proceedings will be held and a transcribed record prepared in English. The parties will choose, by
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REV060399                  CONCUR TECHNOLOGIES, INC.                      Page 5
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

      mutual agreement, one arbitrator within thirty (30) days of receipt by a party of the other party's notice of its intent to arbitrate. If no arbitrator is appointed within the time provided in this Agreement or any extension of time which is mutually agreed upon, the AAA will make such appointment within thirty (30) days of such failure. The award rendered by the arbitrator shall include costs of arbitration, reasonable attorneys' fees and reasonable costs for expert and other witnesses, and judgment on such award may be entered in any court having jurisdiction thereof.

      Nothing in this Section shall be deemed to prohibit or restrict either party from seeking injunctive relief and such other rights and remedies as it may have at law or equity for any actual or threatened breach of any provision of this Agreement relating to a party's confidential information or proprietary rights. Except for actions for nonpayment or breach of proprietary rights in the Licensed Programs, no action, regardless of form, arising out of this Agreement may be brought more than one (1) year after the cause of action has accrued.

12.3 Except for Customer's obligation to pay Concur, neither party shall be liable for any delay or failure to perform due to external causes beyond its reasonable control.

12.4 All notices shall be in writing and shall be delivered personally (including overnight mail by private courier) or sent by first-class mail (return receipt requested) or facsimile transmission to the address listed in the signature page to this Agreement. Notice shall be deemed to have been given at the time of delivery, twelve (12) hours after confirmation of receipt if sent by facsimile, and three (3) business days after mailing if sent by first-class mail. If Customer has any questions concerning this Agreement, Customer can contact Concur at the following address:

               Concur Technologies, Inc.
               6222 185th Avenue NE
               Redmond, WA  98052
               Attention: Contract Administration

12.5 Customer acknowledges that it has read this Agreement, understands it and agrees to be bound by its terms and conditions. Customer further agrees that this Agreement (including the Exhibits attached to this Agreement) is the complete and exclusive statement of the agreement between Customer and Concur regarding its subject matter and supersedes and merges any earlier proposal or prior arrangement, whether oral or written, and any other communications between Customer and Concur relative to the subject matter of this Agreement. If any provision of this Agreement is found void or unenforceable, that provision will be enforced to the maximum extent possible, and the remaining provisions of this Agreement will remain in full force and effect. To expedite order processing, Customer agrees that Concur may treat documents faxed by Customer to Concur as original documents; nevertheless, either party may require the other to exchange original signed documents. No purchase order, other ordering document, or any handwritten or typewritten text which purports to modify or supplement the printed text of this Agreement shall add to or vary the terms of this Agreement. Customer consents to Concur identifying Customer as a customer of the Licensed Programs on Concur's customer list; provided, however, that Customer's name will not appear with greater prominence than any of Concur's other customers listed in like manner and that Customer's name will not be used in any manner suggesting any special endorsement of Concur by Customer.

12.6 The parties agree that, during the term of this Agreement and for a period of twelve (12) months thereafter, neither party will, except with the prior written consent of the other, offer employment to or employ any person who is employed by the other party (or any person who is a subcontractor to the other party or an employee thereof) and who has been introduced to the other party in connection with this Agreement.

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                           CONCUR TECHNOLOGIES, INC.                      Page 6
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12.7  Neither this Agreement nor the License granted herein may be assigned or transferred without the prior written permission of Concur, which permission shall not be unreasonably withheld. Any attempted assignment without such consent will be void. Notwithstanding the foregoing, Concur may assign this Agreement, without Customer's permission, in connection with any merger, consolidation, sale of all or substantially all of Concur's assets, or any other similar transaction. In addition, Customer agrees that Concur may subcontract the consulting services to be performed in connection with the implementation of the Licensed Programs provided that any such subcontracting arrangement shall not relieve Concur of any of its obligations hereunder.


Concur:     Concur Technologies, Inc.       Customer:  TriNet VCO
                                                     --------------------------------------------

Name:       Anne Kroger                     Name:     Douglas P. Devlin
                                                      -------------------------------------------

Title:      Director of Finance             Title:    Chief Financial Officer
                                                      -------------------------------------------

Signature:  /s/ Anne Kroger                 Signature: /s/ DOUGLAS P. DEVLIN
            ----------------------                    -------------------------------------------

Date:       August 12, 1999                 Date:         August 12, 1999
            ----------------------                    -------------------------------------------

                                            Volume License Administrator: -----------------------

                                            Phone/Fax:  (510) 352-5000 / (510) 352-6480
                                                       ------------------------------------------

                                            Address:    101 Callan Avenue, San Leandro, CA  94577
                                                        -----------------------------------------

                                            Customer Email Address: martyr@trinetgroup.com
                                                                    -----------------------------

--------------------------------------------------------------------------------
                           CONCUR TECHNOLOGIES, INC.                      Page 7
--------------------------------------------------------------------------------

                                   EXHIBIT A


During the first [ * ] years from the date of this Agreement, the parties agree that (a) [ * ] license fees, beyond those set forth below, shall be owed by Customer and (b) the annual CustomerOne Services fee rate will not increase more than [ * ] each year.

For the period beginning [ * ] years after the date of this Agreement, if, due to the number of Customer employees in the database and Concur's license fees in effect at that time, additional license fees are due and they are in excess of [ * ], the Customer will pay [ * ] at that time and make annual payments not to exceed, in the aggregate, [ * ] until the additional fee has been paid in full.


Licensed Programs

-------------------------------------------------------------------------------------------------------------------------------
       DATE                     SOFTWARE PRODUCTS LICENSED                SPECIFIED          # OF USERS/        EXTENDED
                                                                           COUNTRY            EMPLOYEES          PRICE
 -------------------------------------------------------------------------------------------------------------------------------
       7/99                    EmployeeDesktop                               USA                [ * ]            [ * ]
-------------------------------------------------------------------------------------------------------------------------------
       7/99                    Seeker Core and Payroll/PTO                   USA                [ * ]            [ * ]
                               Seeker Benefits Enrollment & Modeling
                               Seeker Events@Work
                               Back-Office Interface (Peoplesoft)
-------------------------------------------------------------------------------------------------------------------------------

  . Amounts above do not include applicable taxes and shipping charges.
  * Unlimited use during the initial 5-year term only.

CustomerOne Services

-------------------------------------------------------------------------------------------------------------------------------
  COVERAGE DATES                SOFTWARE PRODUCTS LICENSED                SPECIFIED          # OF USERS/        EXTENDED
                                                                           COUNTRY            EMPLOYEES          PRICE
-------------------------------------------------------------------------------------------------------------------------------
   8/1/99-7/31/2000            EmployeeDesktop                               USA                [ * ]             [ * ]
-------------------------------------------------------------------------------------------------------------------------------
   8/1/99-7/31/2000            Seeker Core and Payroll/PTO                   USA                [ * ]             [ * ]
                               Seeker Benefits Enrollment & Modeling
                               Seeker Events@Work
                               Back-office Interface (Peoplesoft)
-------------------------------------------------------------------------------------------------------------------------------

  .  Amounts above do not include applicable taxes and shipping charges.
  *  [ * ] during the initial [ * ] year term only.
  ** CustomerOne Maintenance will be billed annually at [ * ] of the license fees listed above beginning 8/1/1999.
  [ * ] Confidential Treatment Requested
--------------------------------------------------------------------------------
                           CONCUR TECHNOLOGIES, INC.                      Page 8
--------------------------------------------------------------------------------

                                   EXHIBIT B
                        Summary of CustomerOne Services

Service Description:
---------------------

During the one year period commencing on the Agreement Date, Concur will provide the CustomerOne Services described below for the fees indicated on Exhibit A. The period during which CustomerOne Services will be provided to and purchased by Customer will be automatically extended: (i) for an additional one-year period unless terminated in writing by Concur or Customer at least thirty (30) days before the end of the initial one-year period and; (ii) thereafter, for successive additional one-year periods unless terminated in writing at least thirty (30) days before the end of the then current one-year period by Concur or Customer (the initial end of any one-year period and each subsequent extension period are hereinafter each referred to as a "Support Period"). Concur reserves the right to change any term of its CustomerOne Services (including the fee), effective at the beginning of any Support Period, by giving Customer written notice at least sixty (60) days before the end of the prior Support Period.
This Agreement may also be terminated during a Support Period as provided in
Section 8 of the Agreement.

Services:
----------

Technical Support: The CustomerOne Services provide support for the then current version of the Licensed Program. The CustomerOne Services will include telephone support and access to Concur Technologies' electronic support services via the World Wide Web, including incident entry and review. An Incident is any call or electronic inquiry to Concur Technologies' Technical Support, whether it regards a product question, error message, or configuration issues, which generates a call ID or tracking number. Concur will provide to Customer telephone technical support for seven (7) days a week and twenty-four (24) hours per day, excluding holidays. During the hours of 6:00 p.m. to 6:00 am. (PST) Concur's technical support department is available via an emergency pager service. Customer will be given the emergency pager number. The emergency pager is exclusively for Priority 1 problems (as defined below) outside of normal business hours. Priority 1 problems are severe problems in a production environment. Usage of the emergency pager for problems other than Priority 1 will be billed at Concur's standard technical consulting rate. No support will be available from 6:00 p.m. (PST) on the day immediately preceding a holiday until 6:00 a.m. (PST) on the day immediately following a holiday. Concur currently observes the following holidays: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Day after Thanksgiving, and Christmas Day. These holidays are subject to change without prior notice to Customer.

CustomerOne Enterprise Service: There is no Incident limit on CustomerOne Enterprise Service contracts.

Service Delivery: All support services will be provided to Customer's designated Contacts. "Contact" is defined for these purposes as an individual listed on the Technical Support Contact List at the end of this Exhibit B and for whom all applicable CustomerOne Services fees for Contacts have been paid. Concur provides telephone support to Customer's information service help-desk. Two Contacts may be assigned for every Server database* covered under a CustomerOne Services Agreement.

Upgrade/Updates: Concur will provide to Customer at no additional charge master copies of any Updates to the then-current version of the Licensed Program if and when each such Update is generally made available by Concur to its other customers current on CustomerOne Services.

One master copy of the Update will be made available to each Contact. Customer acknowledges and agrees that each such Update shall be regarded as a Licensed Program under this Agreement, and Customer's use of the Updates shall be subject to all the terms and conditions of this Agreement regarding Licensed Programs. It is expressly understood and agreed by Customer that Concur is under no obligation to issue Updates under future products that Concur or a third party vendor licenses separately, including any specific applications within the EmployeeDesktop suite that have not been licensed by Customer under this Agreement, as referenced in Exhibit A hereto. For example, if Customer is licensing XMS with EmployeeDesktop, payment of CustomerOne fees for XMS does not entitle Customer to use CompanyStore without payment of additional license and CustomerOne fees.

Error Corrections. Provided that the Licensed Programs are running under an operating environment that is supported by Concur (each, a "Supported Environment"), Concur shall use its reasonable efforts to correct any reproducible programming error in a Licensed Program which significantly degrades the use of the Licensed Program ("Error") with a level of effort commensurate with the severity of the Error, provided that Concur (i) shall have no obligation to correct all Errors in the Licensed Programs: and (ii) shall not be responsible for correcting any Errors not attributable to the Licensed Programs. Errors attributable to Concur shall be those that are reproducible by Concur on unmodified Licensed Programs. Errors attributable to Customer's modification or misuse of a Licensed Program, or to Customer's change in or of its Supported Environment, will be billed at Concur's standard consulting rates then in effect.

Exclusions and Limitations. Concur is not required to provide any CustomerOne Services relating to problems arising out of (i) Customer's failure to implement all Updates issued under the Agreement: (ii) any alternations or additions to the Licensed Programs performed by parties other than Concur: (iii) interconnection of the Licensed Programs with other software products not supplied by Concur except as expressly prescribed in the Documentation; or (iv) use of the Licensed Programs on a system other than a Supported Environment.

--------------------------------------------------------------------------------
Concur reserves the right to terminate support (including Error correction services) of any Licensed Program or prior release that has been superseded by a new release anytime after six (6) months have elapsed since the shipment of a new release.
--------------------------------------------------------------------------------


Service Description & Procedure
--------------------------------


Procedures:

--------------------------------------------------------------------------------
                           CONCUR TECHNOLOGIES, INC.                      Page 9
--------------------------------------------------------------------------------

Who Provides CustomerOne Services: CustomerOne Services are provided by specialists in the Concur Technologies Technical Assistance Center ("TAC") in response to a request from Customer. The TAC is the focal point of service delivery and service interaction with Customer. Both telephone support and electronic services are offered from the TAC. Only Customer's Contact(s) will communicate with the TAC specialists.

Submitting a Service Request: To submit a request for service, Customer has two service options:

     (a) over the phone,Contact will dial Concur Technologies' service number as supplied to the Customer by Concur. When a TAC specialist answers the phone, Contact will be prepared to discuss the problem with the specialist.

     (b) electronically, Contact will enter the service request via a secure Web site. Contact will receive URL and login instructions in information package.

In order to submit a service request, either telephonically or electronically, Contact will employ the following procedures as applicable:

     (a) provide a clear description that fully explains what the problem is, and when the problem occurs;

     (b) provide a diagnostic trace, sample code that causes the problem to occur or a file of the failure symptom that has been recorded on the end user's system; and

     (c)  describe the steps taken to attempt to resolve the problem.

Definitions of Priorities:

Priority 1: (P1) This status is reserved for severe problems in a production environment. These problems occur when the Licensed Program is completely down, thereby halting transactions throughout the organization, and there is no work-around.

Priority 2: (P2) Serious problem in a pilot, test or production environment. A major function is experiencing a reproducible problem which causes major inconvenience; common operations fail consistently or the application crashes readily.

Priority 3. (P3) A fundamental function is experiencing an intermittent problem, or a common operation sometimes fails; a less common operation fails consistently.

Priority 4: (P4) Minor problems: a less common operation fails occasionally; all other errors.

Priority 5: (P5) Request for enhancements.


    Concur reserves the right to re-prioritize a problem report to render it consistent with these definitions


Response Time: Upon receipt of a service request, a TAC specialist will reply to Contact to discuss the Problem within one (1) business hour on a P-1 request, within four (4) business hours on a P-2 request, within eight (8) hours on a P-3 request, and within twenty four (24) hours on a P4 or P- 5 request from the time of receipt of the service request.

Note: Hours are standard business hours

Server database is defined as either the XMS Server or Company Store Server that holds reports and other information required by the relevant Licensed Program.

--------------------------------------------------------------------------------
                           CONCUR TECHNOLOGIES, INC.                     Page 10
--------------------------------------------------------------------------------

                        Technical Support Contact List

Required Information:

     Please complete the required contact information below for:
     1) The individual who should be contacted regarding sales and renewal issues, and
     2) The individual(s) who will be designated Customer's Technical Support Contact(s).


1) Administrative/Renewal Contact                          2) Technical Support Contact/Designator
---------------------------------                          ---------------------------------------
Company   TriNet VCO                                       Company   TriNet VCO
          ----------------------------------                         ------------------------------------------

Name:     Marty Reese                                      Name:     Vincent Polite
          ----------------------------------                         ------------------------------------------

Title:    Director, E-business development                 Title:    Team Lead - Internet & Systems Development
          ----------------------------------                         ------------------------------------------

Address:  101 Callan Avenue                                Address:  101 Callan Avenue
          ----------------------------------                         ------------------------------------------

City:     San Leandro  State:  CA    Zip:  94577           City:     San Leandro   State:  CA   Zip  94577
          -----------          ----        ------                    -----------           --        -----

Phone:    (510) 297-0274   Fax:   (510) 352-6480           Phone:    (510) 297-0237   Fax:  (510) 352-6480
          --------------          --------------                     --------------         --------------

Email:    martyr@trinetgroup.com                           Email:    vincentp@trinetgroup.com
          ----------------------                                     ----------------------------------------

3) Technical Support Contact/Designator
---------------------------------------
Company   TriNet VCO
          ----------------------------------

Name:     Paul Sheirich
          ----------------------------------

Title:    Peoplesoft Project Manager
          ----------------------------------

Address:  101 Callan Avenue
          ----------------------------------

City:     San Leandro  State:  CA  Zip  94577
          -----------          --       -----

Phone:    (510) 352-6400  Fax:  (510) 352-6480
          --------------        --------------

Email:    pauls@trinetgroup.com
          ----------------------------------

--------------------------------------------------------------------------------
                           CONCUR TECHNOLOGIES, INC.                     Page 11
--------------------------------------------------------------------------------

                                   EXHIBIT C

As stated within this document, the Concur Technologies, Inc. Volume Licensing Agreement (the "Agreement", above), exceptions to the standard terms may be made and agreed to in writing by "Concur" and "Customer". This section, Exhibit C, will amend the standard terms as follows:

Section 1. License

     Sub-section 1.1

Customer will be able to operate the licensed programs across multiple, networked servers (CPUs) that are under the control of the Customer in order to properly support the Customer's PEO and Enterprise ES clients. Customer's clients will, on occasion, behave as Users of the Licensed Programs (subject to the terms of Exhibit A to the Agreement) and not sub-licensees.

     Sub-section 1.2

Subject to Customer's confidentiality obligations under the Agreement, Customer may only train the Customer's clients in the use of the user interfaces of the Licensed Programs.

Section 6. Payment and Taxes
     Sub-section 6.1

The payment of the licenses fees stated in Exhibit A will be due no later than 30 September 1999. An initial payment by Customer of 10% of the license fee will be made. The balance of the license fees will not be considered "past due" until after the agreed date above.

--------------------------------------------------------------------------------
                           CONCUR TECHNOLOGIES, INC.                     Page 12
--------------------------------------------------------------------------------